U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 11, 2014

DNA BRANDS, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-53086	26-0394476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

544 NW 77th Street
Boca Raton, Florida, 33487
 (Address of principal executive offices)

 (954) 970-3826
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers;

Effective June 11, 2014, Eric Fowler did resign his position as our President and Chief Executive Officer.  There were no disagreements between Mr. Fowler and our Company regarding the operation, policies or practices of our Company.  Simultaneous therewith, Mr. Melvin Leiner was appointed as our interim President and Chief Executive Officer, replacing Mr. Fowler.  He will hold such position until the next annual meeting of our Board of Directors, his resignation, removal or death, whichever occurs first.  The Company’s Board of Directors has commenced a search for a qualified candidate to assume these positions with the Company moving forward.

Mr. Fowler resigned as a result of his actions arising out of the issuance of a press release that indicated that the Company had signed a distribution agreement with Trenton Coca-Cola, a beverage distributor in Missouri.  No such agreement has been reached between the Company and Trenton Coca-Cola and no such agreement is anticipated.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.  The following exhibits are included in this report:

No.	Description

99.4	Press Release announcing Eric Fowler resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNA BRANDS, INC.
(Registrant)

Dated: June 11, 2014	By:	/s/ Melvin Leiner
Melvin Leiner, Chief Executive Officer